                                                                      EXHIBIT 99



                        (LIFEPOINT HOSPITALS, INC. LOGO)




CONTACT: PENNY L. BRAKE
         DIRECTOR, FINANCE
         (615) 372-8532



                    LIFEPOINT HOSPITALS REPORTS 100% INCREASE
                 IN SECOND QUARTER EPS BEFORE EXTRAORDINARY ITEM

SECOND QUARTER HIGHLIGHTS:

         Continuing strong financial performance

         - Quarterly EPS of $0.22 (before extraordinary item) compared with $0.11 in the prior year

         - EBITDA margin increased to 21.0%, a 250bp increase over prior year

         -        Increase in admissions of 12.1%

         -        Increase in equivalent admissions of 9.0%

         Kenneth C. Donahey named chairman and chief executive officer

         Completion of a $200 million, five-year amended and restated credit agreement

BRENTWOOD, TENNESSEE (July 23, 2001) - LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the second quarter ended June 30, 2001.

         For the quarter ended June 30, 2001, net revenues were $151.6 million, up 13.8% from $133.3 million a year ago. Income before extraordinary item for the quarter totaled $8.5 million, or $0.22 per diluted share, versus $3.7 million, or $0.11 per diluted share, in the prior-year period, representing increases of 130.3% and 100.0%, respectively. Shares used in calculating diluted earnings per share for the second quarter of 2001 included 3.7 million additional shares compared with the second quarter of 2000, primarily as a result of the secondary offering of common stock completed in March 2001. Including the extraordinary item, net income for the quarter ended June 30, 2001, totaled $6.9 million, or $0.18 per diluted share. Earnings before interest, income taxes, depreciation, amortization, ESOP expense, minority interest and extraordinary loss (EBITDA) increased 29.3% to $31.8 million from $24.6 million in the same period last year.

         For the six months ended June 30, 2001, net revenues were $305.9 million, up 13.6% from $269.3 million a year ago. Income before extraordinary item and gain on previously impaired asset for the six-month period totaled $17.1 million, or $0.46 per diluted share, versus $7.7 million, or $0.24 per diluted share, in the prior-year period, representing increases of 121.9% and 91.7%, respectively. Including the extraordinary item and gain on previously impaired asset, net income for the six months ended June 30, 2001, totaled $15.5 million, or $0.43 per diluted share. Earnings before interest, income taxes, depreciation, amortization, ESOP expense, minority interest, gain on previously impaired asset and extraordinary loss (EBITDA) increased 34.0% to $65.8 million from $49.1 million in the same period last year.




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

LPNT Announces Second Quarter Results
Page 2
July 23, 2001


         In June, the Company announced that it had completed a $200 million, five-year amended and restated credit agreement with a syndicate of banks led by Fleet National Bank. The agreement increased the Company's available credit under its revolving credit agreement from $65 million to $200 million and extended the current agreement to five years. During the quarter, the Company wrote off $2.6 million of deferred loan costs related to the original credit agreement, which resulted in an extraordinary charge of $1.6 million, or $0.04 per diluted share.

         Mr. Donahey said, "Our strong financial performance in the second quarter continues to be driven by our disciplined operational strategy. We will continue to execute this strategy by adding services, controlling costs and recruiting physicians. I am extremely pleased that while we are delivering these solid results to our shareholders, we are providing exceptional levels of care in the communities we serve. In addition, with the completion of the amended and restated credit agreement, we have the financial resources the Company needs to realize its long-term growth objectives."

         A listen-only simulcast and replay of LifePoint Hospitals' second quarter conference call will be available on-line at www.lifepointhospitals.com and www.streetevents.com on July 24, 2001, beginning at 10:00 a.m. Eastern Time.

         LifePoint Hospitals, Inc. operates 21 hospitals in non-urban areas. In most cases, the LifePoint facility is the only hospital in its community. LifePoint's non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value, and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with over 6,000 employees.

                                     ******

         The above statements include forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties relating to the Company, including without limitation, (i) possible changes in reimbursement to healthcare providers and insurers that may reduce payments; (ii) its ability to attract and retain qualified management and personnel, including physicians;
(iii) the geographic concentration of the Company's operations; (iv) risks associated with the Company's acquisition and disposition strategies; (v) the regulated nature of the healthcare industry; (vi) the highly competitive nature of the healthcare business; (vii) the potential adverse impact of government investigations and litigation involving the business practices of HCA (to the extent relating to periods prior to the Company's formation); and (viii) those risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission. Therefore, the Company's actual results may differ materially. The Company undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

         All references to "Company" and "LifePoint" as used throughout this document refer to LifePoint Hospitals, Inc. and its affiliates.


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LPNT Announces Second Quarter Results
Page 3
July 23, 2001


                            LIFEPOINT HOSPITALS, INC.
                      UNAUDITED CONSOLIDATED BALANCE SHEETS
                               DOLLARS IN MILLIONS

                                                         JUNE 30,     DECEMBER 31,
                                                           2001          2000
                                                          -------       -------
                                     ASSETS

Current assets:
   Cash and cash equivalents                              $  29.5       $  39.7
   Accounts receivable, net                                  42.5          41.7
   Inventories                                               14.2          13.9
   Deferred taxes and other current assets                   14.8          22.2
                                                          -------       -------
                                                            101.0         117.5
Property and equipment:
   Land                                                       9.1           8.7
   Buildings and improvements                               242.4         236.9
   Equipment                                                250.8         244.9
   Construction in progress                                  20.3           9.4
                                                          -------       -------
                                                            522.6         499.9
Accumulated depreciation                                   (195.7)       (183.4)
                                                          -------       -------
                                                            326.9         316.5

Intangible assets, net                                       52.9          53.8
Other                                                         0.1           0.2
                                                          -------       -------
                                                          $ 480.9       $ 488.0
                                                          =======       =======
                             LIABILITIES AND EQUITY

Current liabilities:
   Accounts payable                                       $  13.7       $  16.1
   Accrued salaries                                          14.9          13.8
   Other current liabilities                                 15.2          11.1
   Current maturities of long-term debt                        --          11.1
                                                          -------       -------
                                                             43.8          52.1

Long-term debt                                              150.0         278.3
Deferred income taxes                                        16.3          15.2
Professional liability risks and other liabilities           14.2           9.4

Minority interests in equity of consolidated entities         4.4           4.6

Stockholders' equity:
   Common stock                                               0.4           0.3
   Capital in excess of par value                           263.1         156.5
   Unearned ESOP compensation                               (24.1)        (25.7)
   Notes receivable for shares sold to employees             (7.2)         (7.2)
   Retained earnings                                         20.0           4.5
                                                          -------       -------
                                                            252.2         128.4
                                                          -------       -------
                                                          $ 480.9       $ 488.0
                                                          =======       =======

Current ratio                                                2.31          2.26
Ratio of debt to debt plus common and minority equity        36.9%         68.5%

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

LPNT Announces Second Quarter Results
Page 4
July 23, 2001


                            LIFEPOINT HOSPITALS, INC.
                    UNAUDITED CONSOLIDATED INCOME STATEMENTS
                  DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS


                                    FOR THE THREE MONTHS ENDED                 FOR THE SIX MONTHS ENDED
                                             JUNE 30,                                  JUNE 30,
                              -------------------------------------    --------------------------------------
                                    2001                 2000                2001                2000
                              ----------------    -----------------    ----------------    ------------------
                              AMOUNT    RATIO      AMOUNT     RATIO     AMOUNT    RATIO     AMOUNT     RATIO
                             -------    ------    -------    ------    --------   -----    --------   -------
Revenues                     $ 151.6    100.0%    $ 133.3    100.0%    $  305.9   100.0%   $  269.3    100.0%

Salaries and benefits           59.4     39.2%       54.4     40.8%       119.7    39.1%      110.1     40.9%
Supplies                        18.8     12.4%       16.0     12.0%        38.4    12.5%       33.0     12.2%
Other operating expenses        31.0     20.4%       28.5     21.3%        59.4    19.5%       58.2     21.7%
Provision for
   doubtful accounts            10.6      7.0%        9.8      7.4%        22.6     7.4%       18.9      7.0%
                             -------    ------    -------    ------    --------   -----    --------   -------
                               119.8     79.0%      108.7     81.5%       240.1    78.5%      220.2     81.8%
                             -------    ------    -------    ------    --------   ------   --------   -------

EBITDA                          31.8     21.0%       24.6     18.5%        65.8    21.5%       49.1     18.2%

Depreciation and
   amortization                  8.5      5.7%        8.4      6.4%        16.6     5.4%       16.8      6.3%
Interest expense, net            3.7      2.4%        7.4      5.6%        10.2     3.3%       14.6      5.4%
ESOP expense                     2.4      1.6%        1.3      1.0%         5.0     1.7%        2.4      0.9%
Gain on previously
   impaired asset                 --       --          --       --         (0.5)   (0.2)%        --       --
                             -------    ------    -------    ------    --------   ------   --------   -------
Income before minority
   interest, income taxes
   and extraordinary item       17.2     11.3%        7.5      5.5%        34.5    11.3%       15.3      5.6%
Minority interest                0.7      0.4%        0.7      0.4%         1.3     0.5%        1.3      0.4%
                             -------    ------    -------    ------    --------   ------   --------   -------
Income before income taxes
   and extraordinary item       16.5     10.9%        6.8      5.1%        33.2    10.8%       14.0      5.2%
Provision for income taxes       8.0      5.3%        3.1      2.3%        16.1     5.2%        6.3      2.3%
                             -------    -----     -------    -----     --------   -----    --------   ------
Income before
   extraordinary item            8.5      5.6%        3.7      2.8%        17.1     5.6%        7.7      2.9%
Extraordinary loss on early
   retirement of debt, net       1.6      1.0%         --       --          1.6     0.5%         --       --
                             -------    ------    -------    ------    --------   ------   --------   -------
Net income                   $   6.9      4.6%    $   3.7      2.8%    $   15.5     5.1%   $    7.7      2.9%
                             =======    ======    =======    ======    ========   ======   ========   =======
Shares used in diluted
   EPS (000's)                37,662               32,539                35,875              32,281

Diluted earnings per share:
   Net income, excluding
     gain on previously
     impaired asset and
     extraordinary item      $  0.22              $  0.11              $   0.46            $   0.24
   Gain on previously
     impaired asset               --                   --                  0.01                  --
   Extraordinary loss
      on early retirement
      of debt, net             (0.04)                  --                 (0.04)                 --
                             -------              -------              --------            --------
   Net income                $  0.18              $  0.11              $   0.43            $   0.24
                             =======              =======              ========            ========



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

LPNT Announces Second Quarter Results
Page 5
July 23, 2001


                            LIFEPOINT HOSPITALS, INC.
                                   STATISTICS

                                                   THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                        JUNE 30,                            JUNE 30,
                                          -----------------------------------    ---------------------------------
                                                                        %                                     %
                                           2001         2000          CHANGE      2001         2000        CHANGE
                                          -------      -------        -------    -------      -------      -------
Number of hospitals at end of period           21           22         (4.5)%         21           22       (4.5)%
Licensed beds at end of period              1,963        2,083         (5.8)%      1,963        2,083       (5.8)%

Admissions                                 17,128       15,281         12.1%      36,028       32,476       10.9%
Equivalent admissions                      31,379       28,780          9.0%      64,454       59,301        8.7%
Revenues per equivalent admission         $ 4,833      $ 4,632          4.3%     $ 4,746      $ 4,542        4.5%

Net outpatient revenues as a
   percentage of net patient revenues       48.1%        50.1%                     46.8%        48.6%
Average daily census                          755          676         11.7%         805          738        9.1%
Average length of stay                        4.0          4.0           --          4.0          4.1       (2.4)%






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